EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in Form S-11 Registration Statement (File No. 333-______) under the Securities Act of 1933, as amended, of MV Fund II (a Nevada limited liability corporation) of our report dated May 6, 2004 on the consolidated financial statements of MV Funding Group, Inc. and Subsidiary as of December 31, 2003 and 2002 and for the two years then ended, accompanying the consolidated financial statements of MF Funding Group, Inc. and Subsidiary contained in such Form S-11 Registration Statement under the Securities Act of 1933, as amended, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".

                                              /s/ S. W. Hatfield, CPA
                            S. W. HATFIELD, CPA

Dallas, Texas
May 11, 2004

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